Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$3,797,502
Unrealized Gain (Loss) on Market Value of Commodity Futures	1,490,188
Dividend Income	6,613
Interest Income	4
ETF Transaction Fees	1,750
Total Income (Loss)	$5,296,057

Expenses
General Partner Management Fees	$20,000
Professional Fees	9,549
Brokerage Commissions	1,218
Directors' Fees and insurance	1,193
NYMEX License Fee	399
Total Expenses	32,359
Expense Waiver	(8,360)
Net Expenses	$23,999
Net Income (Loss)	$5,272,058

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/22	$23,286,424
Additions (550,000 Shares)	12,308,296
Withdrawals (300,000 Shares)	(6,286,927)
Net Income (Loss)	5,272,058

Net Asset Value End of Month	$34,579,851
Net Asset Value Per Share (1,550,000 Shares)	$22.31

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596